Exhibit 10.41

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of September 16, 2026, by and among Space-Eyes, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock.

(a) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the applicable Closing (as defined below) that number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), set forth opposite each Purchaser’s name on Exhibit A with respect to such Closing, at a purchase price of $28.98920442 per share. The maximum number of shares of the Common Stock to be sold pursuant to this Agreement shall be equal to 344,956 resulting in an aggregate purchase price of $10,000,000.00. The shares of the Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.” In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

1.2 Closings; Delivery.

(a) Initial Closing. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on the date of this Agreement or at such time as is mutually agreed upon, orally or in writing, by the Company and the Purchasers (the consummation of such purchase and sale being designated as the “Initial Closing”).

(b) Additional Closings. After the Initial Closing and on or before the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of July 30, 2026 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among McKinley Acquisition Corporation (“McKinley”), McKinley Acquisition Merger Sub Inc. (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of McKinley (the “De-SPAC Transaction”), the Company may sell, on the same terms and conditions as those contained in this Agreement, any unsold shares of Common Stock, to one or more purchasers in any number of Closings (each an “Additional Closing”) by executing and delivering a counterpart signature page to this Agreement.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Board of Directors” means the Company’s Board of Directors.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis throughout the periods indicated.

(e) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) “Knowledge” including the phrase “to the Company’s knowledge” means the Knowledge Parties’ actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of the individual’s duties in the ordinary course.

(g) “Knowledge Parties” means Jatinder S. Bains and Dylan Monroe.

(h) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(i) “Officer” means the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and any other Person who reports directly to the Board of Directors or the Chief Executive Officer.

(j) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(k) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth in the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the applicable Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 15,000,000 shares of Common Stock, 5,000,000 shares of which are issued and outstanding, and 0 shares of preferred stock .

(ii) All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation or Bylaws Company’s (as adopted on or prior to the Initial Closing), by contract to which the Company is a party or the Delaware General Corporation Law.

(b) Subsection 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately prior to the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) warrants to purchase shares of Common Stock and (iii) convertible notes. Except as set forth in Subsection 2.2(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.

2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity (each, a “subsidiary”). The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Board of Directors in order to authorize the Company to enter into this Agreement, and to issue the Shares at the applicable Closing has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the applicable Closing, and the issuance and delivery of the Shares has been taken. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any Officer or director of the Company arising out of their employment or Board of Directors relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its Officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of Officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property. Other than the Company’s website address and any rights, title or interest in or to any widely-available off-the-shelf software, and except as set forth in Subsection 2.8 of the Disclosure Schedule, the Company has no (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing). Additionally, the Company has not received a written notice alleging that the Company violates or infringes upon the intellectual property rights of any other Person.

2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Certificate of Incorporation or Bylaws; (b) in any material respect of any instrument, judgment, order, writ or decree; (c) in any material respect under any note, indenture or mortgage; (d) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (e) of any provision of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(a) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.10 Certain Transactions.

(a) Except as set forth in Subsection 2.10(a) of the Disclosure Schedule, and other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or key employees, or any Affiliate thereof.

(b) Except as set forth in Subsection 2.10(b) of the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except as set forth in Subsection 2.10(b) of the Disclosure Schedule, none of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.11 Rights of Registration and Voting Rights. Except as set forth in Subsection 2.11 of the Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.12 Tangible and Real Property. Except as set forth in Subsection 2.12 of the Disclosure Schedule, the tangible and real property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the tangible and real property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.13 Financial Statements. The Company has delivered or made available to the Purchasers its audited financial statements as of December 31, 2025 and for the fiscal year then ended and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 2026 and for the three-month period ended March 31, 2026 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2026; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under the historical accounting practices of the Company to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

2.14 Changes. Since March 31, 2026, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any Officer;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer by the Company of any Company’s intellectual property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.14.

2.15 Employee Matters.

(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it prior to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) To the Company’s knowledge, no Officer intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.15(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.15(c)(ii) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d) Subsection 2.15(d) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.16 Tax Returns and Payments. There are no material federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no material accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.17 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.18 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.19 Corporate Documents. The certificate of incorporation and bylaws of the Company are in the form provided to the Purchasers as of the applicable Closing and all actions of the Company have been approved by the Board of Directors and stockholders of the Company as required by applicable law.

2.20 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Subsection 2.20, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.21 Foreign Corrupt Practices Act. Neither the Company nor any of its directors, officers, employees or agents has, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and Affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

2.22 Data Privacy.

(a) In connection with the collection, storage, use, access, disclosure and/or other processing of any information that constitutes “personal information,” “personal data,” “personally identifiable information” or analogous term as defined in applicable laws (collectively, “Personal Information”), by or on behalf of the Company, to the Company’s knowledge, the Company is and has been in compliance in all material respects with the following: (i) all applicable laws governing privacy or data security in all relevant jurisdictions relating to data loss, data theft, and security breach notification obligations, telephone or text message communications, artificial intelligence and automated decision-making, or marketing by email or other channels, (ii) the Company’s published privacy policies, and (iii) the privacy or data security requirements of any contracts, codes of conduct, or industry standards by which the Company is legally bound.

(b) The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification, disclosure, and/or other processing.

2.23 Export Control Laws. The Company has conducted any export transactions in compliance in all material respects with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the export control laws and regulations of any other applicable jurisdiction (collectively, “Export Control Laws”). Without limiting the foregoing: (a) the Company has obtained all required export licenses and other approvals and timely filed any other required filings to the extent required pursuant to Export Control Laws; (b) the Company is in compliance in all material respects with the terms of all applicable export licenses, filing requirements or other approvals; (c) there are no pending or, to the Company’s knowledge, threatened claims or investigations against the Company with respect to Export Control Laws; and (d) to the Company’s knowledge, there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

2.24 Artificial Intelligence. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, documented internal policies and contractual obligations relating to artificial intelligence. Notwithstanding the generality of the foregoing, the Company is taking or has taken all reasonably necessary actions to prepare to comply with the European Union Artificial Intelligence Act (and other applicable laws and regulations with respect to artificial intelligence that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability). The Company (i) has not received written notice of any actual or potential liability of the Company from any governmental or regulatory agencies or bodies (except as would not be material to the Company) under or relating to, or actual or potential violation by the Company of, any of such laws and regulations; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action by or mandated by any governmental or regulatory agency or body pursuant to any of such laws and regulations; or (iii) is a party to any order, decree, or agreement with any governmental or regulatory agency or body that imposed any obligation or liability under any of such laws and regulations.

2.25 Government Contracting.

(a) The Company is, and at all times during the three (3) years preceding the date of this Agreement has been, in material compliance with (i) the Federal Acquisition Regulation (48 C.F.R. Chapter 1) (“FAR”); (ii) the Defense Federal Acquisition Regulation Supplement (48 C.F.R. Chapter 2); and (iii) all other applicable federal, state, and local laws, regulations, rules, and executive orders governing the award, administration, performance, and termination of government contracts and subcontracts (collectively, “Government Contracting Laws”). The Company has not received any written notice of, nor to the Company’s knowledge is there any pending or threatened, claim, demand, audit finding, show cause notice, cure notice, or termination for default alleging any material violation of any Government Contracting Law.

(b) All contracts, subcontracts, task orders, delivery orders, basic ordering agreements, and blanket purchase agreements between the Company and any Governmental Entity, or between the Company and any prime contractor or higher-tier subcontractor in connection with a contract with any Governmental Entity, that are currently in effect or were in effect at any time during the preceding three (3) years (collectively, “Government Contracts”) are in material full force and effect in accordance with their terms. The Company is not in material breach or default under any Government Contract, and no counterparty to any Government Contract has provided written notice of any termination for default, termination for convenience, stop-work order, or cure notice that remains unresolved as of the date of the applicable Closing.

(c) Neither the Company nor, to the Knowledge of the Company, any of its principals (as that term is defined in FAR 2.101) is currently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts or subcontracts by any Governmental Entity under FAR Subpart 9.4, any applicable agency supplement thereto, or any other applicable debarment or suspension authority. No proceedings for debarment, suspension, or declaration of ineligibility are pending or, to the Company’s knowledge, threatened against the Company or any of its principals. The Company has not been notified of, and is not aware of, any circumstances that would reasonably be expected to form the basis for any such proceeding.

(d) To the extent the Company is subject to the Cost Accounting Standards (48 C.F.R. Chapter 99) (“CAS”), the Company has materially disclosed and consistently applied its cost accounting practices in accordance with CAS and FAR Part 31. The Company has not received any written notice of any material finding, questioned cost, disallowed cost, or recommendation for penalty or interest from the Defense Contract Audit Agency or any other government audit agency that remains unresolved as of the date of the applicable Closing.

(e) All representations, certifications, and disclosures made or submitted by the Company in connection with the award, novation, modification, or administration of any Government Contract were, at the time made, true, correct, and complete in all material respects. The Company has not made, and to the Company’s knowledge no employee or agent of the Company has made, any material false statement or false claim to any Governmental Entity in connection with any Government Contract in violation of the False Claims Act, 31 U.S.C. §§ 3729–3733, or any equivalent state law.

(f) The Company has no knowledge of any organizational conflict of interest, as defined in FAR Subpart 9.5, that would require disclosure to, or a waiver from, any Governmental Entity, except for any such conflict that has been disclosed in writing to the applicable Governmental Entity and, to the Company’s knowledge, resolved or waived.

2.26 Sanctions. None of the Company or any director, officer, employee or, to the Knowledge of the Company, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company are, and have been conducted within the past ten (10) years, in compliance with applicable Sanctions. The Company will not, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise.

2.27 Certain Fees Other than fees, commissions and expense reimbursement payable to Clear Street LLC and Alexander Capital L.P. (together, the “Placement Agents”), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the sale of the Shares to the Purchasers.

2.29 Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares at a Closing. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchasers at a Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to investors of securities.

2.30 No Disqualification Event.  With respect to Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor, to the Company’s knowledge, any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers or potential purchasers in connection with the sale of any Shares, including the Placement Agents (each, a “Space-Eyes Covered Person”), is subject to any disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act (“Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Space-Eyes Covered Person is subject to a Disqualification Event. Space-Eyes has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

2.31 No General Solicitation; Placement Agent Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchasers or their investment advisor) relating to or arising out of the transactions contemplated hereby. The Company has not engaged any placement agent or other agent other than the Placement Agents in connection with the offer or sale of the Shares. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby.

2.32 Insolvency. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof or as of the date of any Closing and, after giving effect to the transactions contemplated hereby to occur at any Closing, will not be Insolvent. For purposes of this Section 2.32, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

2.33 Indebtedness. Except as set forth in Subsection 2.33 of the Disclosure Schedule, the Company (i) has no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness or by which the Company is or may become bound; (ii) has no financing statements securing obligations in any amounts filed against the Company or with respect to any of its assets; (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violation or default would not reasonably be expected to result in a Material Adverse Effect; and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which has or is expected to have a Material Adverse Effect. For purposes of this Agreement, “Indebtedness” of any Person means, without duplication, (A) indebtedness for borrowed money; (B) obligations for the deferred purchase price of property or services, other than trade payables entered into in the ordinary course of business consistent with past practice; (C) reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (D) obligations evidenced by notes, bonds, debentures or similar instruments; (E) indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness; (F) monetary obligations under any leasing or similar arrangement that is classified as a capital lease in accordance with GAAP; (G) indebtedness referred to in clauses (A) through (F) secured by, or for which the holder has an existing right to be secured by, any lien upon any property or assets owned by any Person, even if the Person owning such assets has not assumed or become liable for payment of such indebtedness; and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or effect of such liability is to provide assurance to the obligee that such liability will be paid or discharged, that any agreement relating thereto will be complied with, or that the holder of such liability will be protected, in whole or in part, against loss with respect thereto.

2.34 Internal Controls. The Company maintains internal control over financial reporting that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

2.35 Management. During the past five (5) year period, no current officer or director of the Company, to the Company’s knowledge, has been the subject of: (i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person; (ii) a conviction in a criminal proceeding or being a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence); (iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining such Person from, or otherwise limiting such Person’s ability to engage in, any activity in connection with the purchase or sale of any security or commodity or any violation of securities laws or commodities laws; (iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Person to engage in any activity described in clause (iii) or to be associated with persons engaged in any such activity; (v) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or other authority that such Person violated any securities law, regulation or decree, where the judgment or finding has not been subsequently reversed, suspended or vacated; or (vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission that such Person violated any federal commodities law, where the judgment or finding has not been subsequently reversed, suspended or vacated.

2.36 Investment Company Status. The Company is not, and upon consummation of the sale of the Shares will not be, an “investment company” under the Investment Company Act of 1940, as amended.

2.37 Shell Company Status. The Company is not, and has never been, an issuer identified in or subject to Rule 144(i) under the Securities Act.

2.38 U.S. Real Property Holding Corporation. The Company is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and shall so certify upon any Purchaser’s request.

2.39 Money Laundering. The operations of the Company are and have been conducted in material compliance with the USA PATRIOT Act of 2001 and all applicable anti-money laundering laws and regulations.

3. Representations and Warranties of the Purchasers Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon. Such Purchaser understands that its investment in the Shares involves a high degree of risk. Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Such Purchaser is not relying upon, and has not relied upon, any representation or warranty made by any person, except for representations and warranties made by the Company in Section 2 of this Agreement, in making its investment or decision to invest in the Company. Such Purchaser acknowledges and agrees that (i) none of the Placement Agents or any of their respective affiliates has provided such Purchaser with any information or advice with respect to the Shares nor is such information or advice necessary or desired, (ii) no Placement Agent or any of its affiliates has made or makes any representation as to the Company or the quality of the Shares; and (iii) the Placement Agents and their respective affiliates may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Shares to such Purchaser, no Placement Agent or any of its affiliates has acted as a financial advisor or fiduciary to such Purchaser.

3.4 Restricted Securities. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D.

3.8 Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9 Sanctions. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners, is a Sanctioned Person.

3.10 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.11 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.12 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page or Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page or Exhibit A.

3.13 Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Purchaser understands that the Placement Agents have acted solely as the agent of the Company in this placement of the Shares and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of their agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by this Agreement.

4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any Additional Closing are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived by Purchasers purchasing at least a majority of the Shares in such Closing, in their sole discretion:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2, as modified by the Disclosure Schedule, shall be true and correct in all respects as of the Initial Closing and, as to any Additional Closing, in all material respects as of such Additional Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company in all respects on or before the Initial Closing and, as to any Additional Closing, in all material respects on or before such Additional Closing.

4.3 Compliance Certificate. The Chief Executive Officer or President of the Company shall deliver to the Purchasers at the applicable Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. Except for any notices required or permitted to be filed with certain federal and state securities commissions after the applicable Closing, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

4.5 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the applicable Closing a certificate certifying (i) the Certificate of Incorporation and Bylaws of the Company as in effect at the Initial Closing; and (ii) resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereunder.

4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any Additional Closing are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived by the Company in its sole discretion:

5.1 Representations and Warranties. The representations and warranties of each Purchaser purchasing Shares in such Closing contained in Section 3 shall be true and correct in all respects as of the applicable Closing.

5.2 Performance. The Purchasers purchasing Shares in such Closing shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the applicable Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Covenants.

6.1 Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that it will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

6.2 Blue Sky Laws. The Company agrees that, following a Closing, it shall take all actions as may be reasonably required to comply with all applicable state securities and “blue sky” laws in connection with the offer, sale, and issuance of the Shares at such Closing.

7. Indemnification.

7.1 Indemnification by the Company. The Company shall indemnify, defend and hold harmless each Purchaser and its officers, directors, partners, members, employees, agents and representatives (collectively, the “Purchaser Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) incurred by any Purchaser Indemnitee as a result of (i) any material misrepresentation or breach of any representation or warranty made by the Company in this Agreement or (ii) any breach of any material covenant or obligation of the Company contained in this Agreement.

7.2 Indemnification by Purchasers. Each Purchaser shall severally indemnify, defend and hold harmless the Company and its officers, directors, partners, members, employees, agents and representatives (collectively, the “Company Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) incurred by any Company Indemnitee as a result of (i) any material misrepresentation or breach of any representation or warranty made by such Purchaser in this Agreement or (ii) any breach of any material covenant or obligation of such Purchaser contained in this Agreement.

8. Business Combination Agreement. Each Share held by any Purchaser or its Affiliates at the effective time of the De-SPAC Transaction, will be canceled and converted into the right to receive a number of shares of Domesticated SPAC Common Stock (as defined in the Business Combination Agreement) equal to the Exchange Ratio (as defined in the Business Combination Agreement), a pro forma illustration of which is set forth on Subsection 8 of the Disclosure Schedule. The Domesticated SPAC Common Stock to be issued to the Purchasers in connection with the De-SPAC Transaction will be registered on the registration statement on Form S-4 in connection with the De-SPAC Transaction.

9. Miscellaneous.

9.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

9.2 Successors and Assigns; Third Party Beneficiary. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Placement Agent, its affiliates and their respective representatives (the “Placement Agent Parties”) shall be express third-party beneficiaries of (x) the representations and warranties of the Company and each Purchaser contained in this Agreement and (y) Section 9.9 (Amendments and Waivers) and shall be entitled to rely upon and enforce the same as if such representations and warranties were made directly to the Placement Agent Parties. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than with respect to the Placement Agent Parties, as set forth in this Section 9.2 and Section 9.9

9.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Troutman Pepper Locke LLP, 400 Berwyn Park Rd., Berwyn, PA 19312, Attn: Thomas Dwyer, Email: thomas.dwyer@troutman.com. If notice is given to any Purchaser, a copy (which copy shall not constitute notice) shall also be sent to any “cc” address noted on Exhibit A for such Purchaser.

(b) Consent to Electronic Notice. Each Purchaser consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

9.7 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

9.8 Costs of Enforcement. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.9 Amendments and Waivers. Except as otherwise specifically set forth in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least a majority of the then-outstanding Shares; provided, however, that any provision of this Agreement may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing or anything herein to the contrary, no amendment, termination or waiver of any provision of this Agreement effected without the consent of a Purchaser shall be effective against such Purchaser unless such amendment, termination, or waiver applies to all Purchasers in the same fashion. The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto; provided that the failure to provide such notice shall not invalidate any amendment, termination or waiver hereunder. Notwithstanding anything to the contrary herein, no amendment, modification, termination or waiver of any provision of this Agreement that is materially adverse to the Placement Agents or any Placement Agent Party shall be effective without the prior written consent of each Placement Agent adversely affected thereby. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the Purchasers and each transferee of the Shares, each future holder of all such securities, and the Company.

9.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.12 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

9.13 Dispute Resolution.

(a) The parties irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, provided that if the Court of Chancery of the State of Delaware does not have jurisdiction, then to the other courts of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party from bringing suit or taking other legal action against another party in any other jurisdiction to collect on such party’s obligations to the other party or to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

9.14 Placement Agent Matters. The Company and each Purchaser acknowledge and agree that:

(a) Each Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Shares and is not acting in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser or any other person or entity in connection with the sale of Shares. Each Purchaser acknowledges that no Placement Agent Party has made any representation or warranty, express or implied, to such Purchaser regarding the Company, the Shares, the transactions contemplated hereby, or the accuracy or completeness of any information provided to such Purchaser. Each Purchaser further acknowledges that it has not relied on any Placement Agent Party in making its investment decision, has conducted its own independent investigation and evaluation of the Company and the Shares, and has consulted such legal, tax, financial and other advisors as it has deemed necessary. No Placement Agent Party shall have any liability for any claim arising out of or relating to such Purchaser’s purchase of the Shares, except to the extent such liability is finally judicially determined by a court of competent jurisdiction to have resulted from such Placement Agent Party’s gross negligence, willful misconduct or fraud.

(b) No Placement Agent Party: (A) shall be liable for any improper payment made in accordance with the information provided by the Company; (B) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the purchase or sale of the Shares; (C) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or in connection with any of the transactions contemplated by such agreement; or (D) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Purchaser, the Company or any other Person or entity), whether in contract, tort or otherwise to any Purchaser or to any person claiming through such Purchaser, (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, (y) for anything which any of them may do or refrain from doing in connection with this Agreement, or (z) for anything otherwise in connection with the purchase and sale of the Shares, except in each case for such party’s own gross negligence, willful misconduct or fraud. The Company shall indemnify, defend and hold harmless the Placement Agent Parties from and against any and all losses, claims, damages, liabilities and expenses, including reasonable and documented attorneys’ fees and expenses, arising out of or relating to the offer and sale of the Shares, or the Placement Agents’ engagement as placement agents, except to the extent such expenses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or fraud of the applicable Placement Agent Party. The obligations of the Company under this paragraph shall be in addition to, and not in limitation of, any indemnification or contribution rights the Placement Agent Parties may have under any engagement letter, placement agency agreement or other agreement with the Company or any of their respective Affiliates.

(c) The rights and protections afforded to the Placement Agent Parties under this Section 9.14 shall survive the Closing, any termination of this Agreement and the completion of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:	SPACE-EYES, INC.

	By:	/s/ Jatinder S. Bains
	Name:	Jatinder S. Bains
	Title:	Chief Executive Officer
	Address:	1200 Brickell Avenue, Penthouse 2010, Miami, FL 33131, USA
	Email:	jatin@space-eyes.com

PURCHASER:

By:
Name:

[SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

Exhibit A

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Total Cash Purchase Price ($)	Shares Purchased

A-1

Exhibit B

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Common Stock Purchase Agreement, dated as of September 16, 2026 (the “Agreement”), by and among Space-Eyes, Inc. (the “Company”) and the Purchasers listed on Exhibit A attached thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is readily apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been made available to the Purchasers or their respective counsel.

B-1